NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. REPORTS FISCAL 2019 FIRST QUARTER RESULTS

Company to host conference call on October 11, 2018, at 11:00 a.m. ET

Financial and Operational Highlights

- Credit hour enrollment in NAU's online operation increased 34% during the FY 2019 first quarter (summer 2018 term) from the prior-year first quarter. Likewise, credit hour enrollments for the military division and Canada division increased 171% and 109%, respectively, during the FY 2019 first quarter from the prior-year first quarter.
- Combined enrollment in graduate and doctoral programs increased 28.0% to 612 students during the FY 2019 first quarter from the prior-year first quarter and 9.3% from the FY 2018 fourth quarter.
- Students enrolled in 45,860 credit hours in the FY 2019 first quarter, a 16.5% decrease from 54,951 credit hours during the prior-year first quarter, primarily due to a 5,536 year-over-year decrease in credit hours enrolled by teach-out students. Similarly, enrollment by total headcount decreased 15.9% from the prior-year first quarter, to 4,974 students as of August 31, 2018, as a result of a decrease in continuing education and undergraduate & diploma students. Continuing education enrollment numbers have steadily decreased in recent terms due to the discontinuation of NAU's workforce development initiative to allow greater focus on other long-term enrollment growth areas. Excluding these students who enrolled in one-off courses, enrollment decreased 14.6% year over year.
- In September, NAU signed a transfer agreement with Indianapolis, Indiana-based Harrison College to provide primarily online degree completion opportunities for approximately 750 students. The University accepted and enrolled approximately 250 students for its October 1st start, and additional students have registered for the November 5th start.
- FY 2019 first quarter total revenue was $16.0 million, compared to $19.8 million in the prior-year first quarter. The Company's total academic segment revenue was $15.4 million in the FY 2019 first quarter, compared to $19.2 million in the prior-year first quarter.
- FY 2019 first quarter net loss attributable to the Company was $(5.0) million, compared to $(3.8) million in the prior-year first quarter, primarily as a result of lower revenues and $0.6 million in noncash asset impairment charges primarily related to leasehold improvements at certain consolidated locations, partially offset by a $3.0 million decrease in operating expenses as a result of the Company's cost-cutting initiatives aimed at better aligning costs with current enrollment levels and student needs.
- The balance sheet at August 31, 2018, included cash, cash equivalents and investments of $3.2 million, restricted cash of $9.3 million, working capital deficit of $5.4 million, long-term debt of $7.2 million, and stockholders' equity of $11.8 million.

Rapid City, South Dakota, October 10, 2018 — National American University Holdings, Inc. (the "Company") (NASDAQ: NAUH), which through its wholly owned subsidiary operates National American University ("**NAU**" or **the "University"**), a regionally accredited, proprietary, multi-location institution of higher learning, today reported unaudited financial results for its fiscal 2019 first quarter ended August 31, 2018.

Management Commentary

Enrollment

Ronald L. Shape, Ed.D., President and Chief Executive Officer of the Company, stated, "We were pleased to see year-over-year credit hour enrollment growth in our online operations continue into the summer 2018 term, particularly as this time of year is generally impacted by seasonality due to the timing of student vacations. NAU's Henley-Putnam School of Strategic Security is now fully operational, and we hosted the Higher Learning Commission for a post-acquisition visit in mid-September, which we believe went well. With the integration and oversight portion of the Henley-Putnam acquisition substantially completed, we have moved forward with a marketing plan to substantially grow our military division enrollments. Enrollment pressures continued to come from the on-ground division, and we continue to monitor our remaining physical locations closely. Organic growth of our online operation continues to be a major focus with our Kansas City online enrollment center, which fully launched at the end of 2017, playing a crucial role in these efforts. Our focus on stabilizing and growing enrollments is two-fold: 1) growing the online operation,

which is now centralized under one leadership team directing structure and oversight of the division and 2) improving retention through faculty engagement and content engagement in the classroom. We believe both are critical to the long-term viability of our institution, as well as to our ability to help our students achieve positive academic and career outcomes."

Operating Initiatives
Dr. Shape continued, "As discussed in our year-end results, the Company continues actively exploring opportunities that will allow us to reduce our operating expenses through the consolidation of underutilized on-ground locations. Throughout this process, we have not forgotten that our students are our first priority. We believe the changes we have made to improve and expand upon the online and mobile services we offer to our students, as well as our commitment to engaging and retaining students, will result in their best possible outcomes. We have clearly defined our strategic objectives for FY 2019 and look forward to providing more students with the quality academic programming and support they have come to expect from NAU.

"We have now successfully liquidated six locations in total, two through cash buy-outs (Allen, TX and Tigard, OR) and four through lease terminations (Albuquerque East, NM; Colorado Springs North, CO; Wichita West, KS; and Watertown, SD). We are working in earnest to address the leases for several other locations that we have made the decision to consolidate and expect to see continued reductions in our operation lease obligation in the future."

Opportunities with Other Institutions
Dr. Shape concluded, "In recent months, we have been approached by a number of institutions that have found themselves in the difficult position of needing to close their doors. Last month, we signed a transfer agreement with Harrison College, which operated 11 campuses in Indiana, Ohio, and North Carolina, whereby NAU is working to provide approximately 750 students with primarily online degree completion opportunities. The University accepted and enrolled approximately 250 students for its October 1st start, and additional students have registered for the November 5th start, which will have a positive impact on our enrollments in the current fall term. Given the current industry environment, we believe there will be other instances in the future where we will be able to leverage our existing infrastructure and brand recognition to assist displaced students in pursuing and ultimately achieving their educational goals."

Operating Review

Enrollment Update

Total NAU student enrollment for the summer 2018 term was 4,974 students, compared to 5,917 during the prior summer term. Students enrolled in 45,860 credit hours, compared to 54,951 credit hours during the prior summer term. The current average age of NAU's students continues to be in the mid-30s, with those seeking undergraduate degrees remaining the highest portion of NAU's student population.

The following is a summary of student/credit hour enrollment at August 31, 2018, and August 31, 2017, by degree level and by instructional delivery method:

	August 31, 2018 (Summer '18 Term)		August 31, 2017 (Summer '17 Term)	
	No. of Students	% of Total	No. of Students	% of Total
Continuing Ed	7	0.1 %	103	1.7 %
Doctoral	167	3.4 %	94	1.6 %
Graduate	445	8.9 %	384	6.5 %
Undergraduate & Diploma	4,355	87.6 %	5,336	90.2 %
Total	4,974	100.0 %	5,917	100.0 %
	No. of Credits	% of Total	No. of Credits	% of Total
On-Campus	4,211	9.2 %	9,323	17.0 %
Online	36,881	80.4 %	40,512	73.7 %
Hybrid	4,769	10.4 %	5,116	9.3 %
Total	45,860	100.0 %	54,951	100.0 %

Financial Review

The Company, through its wholly owned subsidiary, operates in two business segments: academics, which consists of NAU's undergraduate, graduate, and doctoral education programs and contributes the primary portion of the Company's revenue; and ownership in and development of multiple apartments and condominium complexes from which it derives sales and rental income. The real estate operations generated approximately 3.9% of the Company's revenue for the fiscal quarter ended August 31, 2018.

Fiscal 2019 First Quarter Financial Results

- Total revenue for the FY 2019 first quarter was $16.0 million, compared to $19.8 million in the prior-year first quarter. Of this amount, academic tuition revenue was $14.7 million, compared to $18.2 million in the prior-year first quarter, and auxiliary (bookstore) revenue was $0.7 million for the FY 2019 first quarter, compared to $1.0 million in the prior-year first quarter. This decrease in academic revenue was primarily a result of decreased enrollment.
- Educational services expense for the FY 2019 first quarter decreased to $6.4 million, or 41.2% of total academic segment revenue, from $6.9 million, or 35.9%, in the prior-year first quarter. Educational services expense specifically relates to academics and includes salaries and benefits of faculty and academic administrators, costs of educational supplies, faculty reference and support material and related academic costs.
- SG&A expenses for the FY 2019 first quarter decreased to $13.1 million, or 81.5% of total revenue, from $15.5 million, or 78.3%, in the prior-year first quarter.
- Loss before income taxes and non-controlling interest for the FY 2019 first quarter was $(4.9) million, compared to $(4.1) million in the prior-year first quarter, as a result of decreased revenues.
- Net loss attributable to the Company for the FY 2019 first quarter was $(5.0) million, or ($0.20) per diluted share based on 24.3 million shares outstanding, compared to net loss attributable to the Company of $(3.8) million, or ($0.16) per diluted share based on 24.2 million shares outstanding, in the prior-year first quarter.
- Losses before interest, tax, and depreciation and amortization ("LBITDA") for the FY 2019 first quarter was $3.6 million, compared to $2.7 million in the prior-year first quarter. A table reconciling LBITDA to net loss can be found at the end of this release.
- Adjusted LBITDA for the FY 2019 first quarter, which excludes loss on lease termination and acceleration and gain on impairment and disposition of property and equipment, was $3.0 million, compared to $2.3 million in the prior-year first quarter. A table reconciling Adjusted LBITDA to net loss can be found at the end of this release.

Balance Sheet Highlights

(in millions except for percentages)		8/31/2018		5/31/2018
Cash and Cash Equivalents/Investments	$	3.2*	$	5.3
Working Capital (Deficit)		(5.4)		(0.7)
Other Long-term Liabilities		2.4		2.7
Stockholders' Equity		11.8		17.0

*Decrease in cash was primarily the result of expenditures related to lease terminations and operating loss.

Conference Call Information

Management will discuss these results in a conference call (with accompanying presentation) on Thursday, October 11, 2018, at 11:00 a.m. ET.

The dial-in numbers are:
(877) 407-9078 (U.S.)
(201) 493-6745 (International)

Accompanying Slide Presentation and Webcast

The Company will have an accompanying slide presentation available in PDF format at the "Investor Relations" section of the NAU website at http://investors.national.edu. The presentation will be made available 30 minutes prior to the conference call. In addition, the call will be simultaneously webcast over the Internet via the "Investor Relations" section of the NAU website or by clicking on the conference call link: https://78449.themediaframe.com/dataconf/productusers/nauh/mediaframe/26509/indexl.html.

About National American University Holdings, Inc.

National American University Holdings, Inc., through its wholly owned subsidiary, operates National American University, a regionally accredited, proprietary, multi-location institution of higher learning offering associate, bachelor's, master's, and doctoral degree programs in technical and professional disciplines. Accredited by the Higher Learning Commission, NAU has been providing technical and professional career education since 1941. NAU opened its first location in Rapid City, South Dakota, and has since grown to multiple locations in various states throughout the United States. In 1998, NAU began offering online courses. Today, NAU offers degree programs in traditional, online, and hybrid formats, which provide students increased flexibility to take courses at times and places convenient to their busy lifestyles.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company's business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenue, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV funds; the growth of the market for the Company's services; expansion plans and opportunities; consolidation in the market for the Company's services generally; and other statements preceded by, followed by or that include the words "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company's results to differ materially from those contained in its forward-looking statements are included under, among others, the heading "Risk Factors" in the Company's Annual Report on Form 10-K, which the Company filed on September 14, 2018, and in its other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.

Contact Information:
National American University Holdings, Inc.
Dr. Ronald Shape
605-721-5220
rshape@national.edu

Investor Relations Counsel
The Equity Group Inc.

Carolyne Y. Sohn
415-568-2255
csohn@equityny.com

Adam Prior
212-836-9606
aprior@equityny.com

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED AUGUST 31, 2018 AND 2017
(In thousands, except share and per share amounts)

	Three Months Ended August 31,	
	2018	2017
REVENUE:		
Academic revenue	$ 14,680	$ 18,190
Auxiliary revenue	727	1,044
Rental income — apartments	351	342
Condominium sales	225	220
Other real estate income	52	0
Total revenue	16,035	19,796
OPERATING EXPENSES:		
Cost of educational services	6,354	6,900
Selling, general and administrative	13,072	15,508
Auxiliary expense	501	741
Cost of condominium sales	189	236
Loss on lease termination and acceleration	43	362
Loss (gain) on impairment and disposition of property and equipment	554	(41)
Total operating expenses	20,713	23,706
OPERATING LOSS	(4,678)	(3,910)
OTHER INCOME (EXPENSE):		
Interest income	31	20
Interest expense	(283)	(209)
Other income — net	1	44
Total other expense	(251)	(145)
LOSS BEFORE INCOME TAXES	(4,929)	(4,055)
INCOME TAX (EXPENSE) BENEFIT	(8)	241
NET LOSS	(4,937)	(3,814)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(17)	(14)
NET LOSS ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES	(4,954)	(3,828)
OTHER COMPREHENSIVE LOSS, NET OF TAX		
Unrealized losses on investments, net of tax benefit	0	(6)
COMPREHENSIVE LOSS ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.	$ (4,954)	$ (3,834)
Basic net loss attributable to National American University Holdings, Inc.	$ (0.20)	$ (0.16)
Diluted net loss attributable to National American University Holdings, Inc.	$ (0.20)	$ (0.16)
Basic weighted average shares outstanding	24,298,761	24,181,440
Diluted weighted average shares outstanding	24,298,761	24,181,440

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES

**UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET AS OF AUGUST 31, 2018
AND CONDENSED CONSOLIDATED BALANCE SHEET AS OF MAY 31, 2018
(In thousands, except share and per share amounts)**

	August 31, 2018	May 31, 2018
ASSETS		
CURRENT ASSETS:		
Cash and cash equivalents	$ 3,247	$ 5,324
Student receivables — net of allowance of $512 and $587 at August 31, 2018 and May 31, 2018, respectively	3,558	2,893
Other receivables	409	563
Income taxes receivable	5	105
Prepaid and other current assets	894	1,552
Total current assets	8,113	10,437
Total property and equipment - net	24,309	25,228
OTHER ASSETS:		
Restricted certificates of deposit	9,250	9,250
Condominium inventory	321	512
Land held for future development	414	414
Course development — net of accumulated amortization of $3,691 and $3,577 at August 31, 2018 and May 31, 2018, respectively	1,724	1,841
Goodwill	363	363
Other intangibles — net of accumulated amortization of $24 and $22 at August 31, 2018 and May 31, 2018, respectively	205	207
Other	901	555
Total other assets	13,178	13,142
TOTAL	$ 45,600	$ 48,807
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES:		
Current portion of capital lease payable	$ 392	$ 380
Current portion of long-term debt	800	800
Accounts payable	3,555	1,991
Income taxes payable	77	70
Deferred income	4,122	3,758
Accrued and other liabilities	4,523	4,090
Total current liabilities	13,469	11,089
OTHER LONG-TERM LIABILITIES	2,350	2,688
CAPITAL LEASE PAYABLE, NET OF CURRENT PORTION	10,756	10,857
LONG-TERM DEBT, NET OF CURRENT PORTION	7,200	7,200
COMMITMENTS AND CONTINGENCIES		
STOCKHOLDERS' EQUITY:		
Common stock, $0.0001 par value (50,000,000 authorized; 28,691,771 issued and 24,350,698 outstanding as of August 31, 2018; 28,685,195 issued and 24,344,122 outstanding as of May 31, 2018)	3	3
Additional paid-in capital	59,337	59,305
Accumulated deficit	(25,070)	(19,873)
Treasury stock, at cost (4,341,073 shares at August 31, 2018 and 4,341,073 shares at May 31, 2018)	(22,496)	(22,496)
Total National American University Holdings, Inc. stockholders' equity	11,774	16,939
Non-controlling interest	51	34
Total stockholders' equity	11,825	16,973
TOTAL	$ 45,600	$ 48,807

The following table provides a reconciliation of net loss attributable to the Company to LBITDA and Adjusted LBITDA:

	Three Months Ended August 31,	
	2018	2017
	(dollars in thousands)	
Net (Loss) Attributable to the Company	($4,954)	($3,828)
Net Income Attributable to Non-Controlling Interest	17	14
Interest Income	(31)	(20)
Interest Expense	283	209
Income Tax Expense (Benefit)	8	(241)
Depreciation and Amortization	1,054	1,206
(LBITDA)	($3,623)	($2,660)
Loss on lease termination and acceleration	43	362
Loss (gain) on impairment and disposition of property and equipment	554	(41)
Adjusted (LBITDA)	($3,026)	($2,339)

LBITDA consists of income attributable to the Company, less income from non-controlling interest, plus loss from non-controlling interest, minus interest income, plus interest expense (which is not related to any debt but to the accounting required for the capital lease), plus income taxes, plus depreciation and amortization. The Company uses LBITDA as a measure of operating performance. Adjusted LBITDA consists of LBITDA plus loss on disposition of property. However, neither LBITDA nor Adjusted LBITDA is a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing its operating performance, investors should use LBITDA and Adjusted LBITDA in addition to, and not as alternatives for, income as determined in accordance with GAAP. Because not all companies use identical calculations, the Company's presentation of LBITDA and Adjusted LBITDA may not be comparable to similarly titled measures of other companies and is therefore limited as a comparative measure. Furthermore, as an analytical tool, LBITDA and Adjusted LBITDA have additional limitations, including that (a) they are not intended to be a measure of free cash flow, as they do not consider certain cash requirements such as tax payments; (b) they do not reflect changes in, or cash requirements for, its working capital needs; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and LBITDA and Adjusted LBITDA do not reflect any cash requirements for such replacements, or future requirements for capital expenditures or contractual commitments. To compensate for these limitations, the Company evaluates its profitability by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of cash flows from operations and through the use of other financial measures.

The Company believes LBITDA and Adjusted LBITDA to be useful to an investor in evaluating its operating performance because they are widely used to measure a company's operating performance without regard to certain non-cash expenses (such as depreciation and amortization) and expenses that are not reflective of its core operating results over time. The Company believes LBITDA and Adjusted LBITDA present meaningful measures of corporate performance exclusive of its capital structure, the method by which assets were acquired and non-cash charges, and provides us with additional useful information to measure its performance on a consistent basis, particularly with respect to changes in performance from period to period.